UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 7, 2019
Date of Report (Date of earliest event reported)

MESA LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

COLORADO (State or other jurisdiction of incorporation)	0-11740 (Commission File Number)	84-0872291 (I.R.S. Employer Identification No.)

12100 WEST SIXTH AVENUE, LAKEWOOD, COLORADO (Address of principal executive offices)	80228 (Zip Code)

Registrant’s telephone number, including area code: (303) 987-8000

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	MLAB	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 7, 2019, the Board of Directors (the “Board”) of Mesa Laboratories, Inc., a Colorado corporation, (the “Company”) amended and restated the Company’s Bylaws (the “Bylaws”) to generally update the Bylaws and reflect current market practices. Changes include:

●	Add Notice of Shareholder Business and Nominations (Section 2-11)
●	Add Exclusive Forum (Article Nine)
●	Add clarification of indemnification obligations to directors and officers, and make other changes to Indemnification and Advancement of Expenses (Article Eight)
●	Amend the time period to call special meetings of the board from five days to 24 hours or less if reasonable (Section 3-6-1)
●	Remove sections that are no longer applicable to the Company including Corporate Seal (former Article Nine)

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, attached hereto as Exhibit 3.1 and incorporated herein by reference. In addition, a marked copy of the Amended and Restated Bylaws showing all changes made to the Company’s prior bylaws is attached as Exhibit 3.2.

Item 9.01 financial statements and exhibits

Exhibit Number	Description
3.1	Amended and Restated Bylaws of Mesa Laboratories, Inc.
3.2	Marked Amended and Restated Bylaws of Mesa Laboratories, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: May 9, 2019	Mesa Laboratories, Inc. (Registrant)

/s/ Gary M. Owens
BY: Gary M. Owens, President and Chief Executive Officer